UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.01 below and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On August 30, 2012, Phillips Edison – ARC Shopping Center REIT Inc., a Maryland corporation (the “Company”), through a joint venture formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and the Company’s wholly-owned subsidiary (the “Joint Venture”), purchased a grocery-anchored shopping center containing 178,167 rentable square feet located on approximately 19.8 acres of land in Augusta, Georgia (“Richmond Plaza”) for approximately $19.5 million, exclusive of closing costs. The Company holds an approximate 54% interest in the Joint Venture and the CBRE Global Investors hold the remaining approximate 46% interest. The Joint Venture funded the purchase price with proceeds of approximately $10.5 million from the Company’s initial public offering and approximately $9.0 million provided by the CBRE Global Investors. Richmond Plaza was originally constructed in 1980. Richmond Plaza was purchased from Richmond Plaza Investors, L.P., a Georgia limited partnership that is not affiliated with the Company, its advisor or its sub-advisor.

Richmond Plaza is approximately 87.3% leased to 18 tenants. The largest tenant at Richmond Plaza is a Kroger grocery store, which occupies approximately 26.6% of the rentable square feet at Richmond Plaza. The current aggregate annual effective rent for the tenants of Richmond Plaza is approximately $1.6 million and the current weighted-average remaining lease term for the tenants is approximately 5.4 years. The current weighted-average effective rental rate over the lease term, which is calculated as the annualized effective rent divided by the leased rentable square feet, is approximately $10.24 per square foot.

Based on the current condition of Richmond Plaza, the Company does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes that Richmond Plaza is adequately insured.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements and Businesses Acquired

Since it is impracticable to provide the required financial statements for Richmond Plaza at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before November 13, 2012, by amendment to this Form 8-K.

(b) Pro Forma Financial Information

See paragraph (a) above

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: August 31, 2012	By:	/s/ R. Mark Addy
R. Mark Addy
Chief Operating Officer